EXHIBIT 10.16

AMENDMENT NO. 4 TO FINANCING AND SECURITY AGREEMENT

     THIS AMENDMENT NO. 4 TO FINANCING AGREEMENT AND SECURITY AGREEMENT (this “Amendment”) is made and entered into as of the 10th day of September, 2004, by and among THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation (“CIT”), CIT as agent for the Lenders (the “Agent”), LASALLE BUSINESS CREDIT, LLC, an Illinois limited liability company (“LaSalle”) and any other party which now or hereafter becomes a lender hereunder (collectively with CIT and LaSalle, the “Lenders”), NEWPORT STEEL CORPORATION, a Kentucky corporation (“Newport” and individually, a “Company”), and KOPPEL STEEL CORPORATION, a Pennsylvania corporation (“Koppel”, and individually a “Company” and collectively Newport and Koppel, the “Companies”).

RECITALS

     A. The Companies are the borrowers under that certain Financing and Security Agreement dated as of March 29, 2002, as amended from time to time (as amended, the “Financing Agreement”), among the Lenders, the Agent, and the Companies.

     B. The Companies, the Agent and the Lenders desire to amend the Financing Agreement in the manner set forth below.

     NOW, THEREFORE, in consideration of the foregoing Recitals, the representations, warranties, covenants and agreements set forth in this Amendment and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Companies, the Agent and the Lenders hereby agree as follows:

     1. Incorporation by Reference.

     (a) The foregoing Recitals are incorporated into this Amendment by reference as if set forth in full in the body of this Amendment.

     (b) Capitalized terms used in this Amendment and not expressly defined herein shall have the meanings given to such terms in the Financing Agreement.

     2. Amendments to Financing Agreement. Effective upon complete satisfaction of the conditions set forth in Section 3 below:

   2.1 Section 3.4 of the Financing Agreement is amended and restated in its entirety to read as follows:

3.4 Cash Management.

     (a) Until the Agent has advised the Companies in writing to the contrary after the occurrence of an Event of Default that has not otherwise been waived, the Companies, at their expense, will enforce, collect and receive all amounts owing on their respective Accounts in the ordinary course of their business and any proceeds they so receive shall be subject to the terms hereof, and held on behalf of and in trust for the Agent on behalf of the Lenders. Such privilege shall terminate at the election of the Agent, upon the occurrence of an Event of Default, and until such Event of Default is waived in writing by the Required Lenders. The Companies shall maintain a Cash Management System whereby any and all checks, cash, credit card sales and receipts, notes or other instruments or property received by a Company with respect to any Collateral, including Accounts, shall be held by such Company in trust for the Agent, on behalf of the Lenders, separate from such Company’s own or the Companies’ property and funds, and promptly turned over to the Agent with proper assignments or endorsements by deposit to the Depository Accounts. Each of the Companies shall: (i) indicate on all of their invoices that funds should be delivered to and deposited in a Depository Account; (ii) direct all of their Account Debtors to deposit any and all Proceeds of Collateral into the Depository Accounts; (iii) irrevocably authorize and direct any banks which maintain or hold either of the Companies’ initial receipt of cash, checks and other items that constitute Collateral or Proceeds of Collateral to promptly wire transfer all available funds to a Depository Account; and (iv) advise all such banks of the Agent’s security interest in such funds and take such other actions as may be requested by Agent to obtain Control over any such funds or account(s). All funds deposited in a Depository Account shall be available to the Companies at their discretion, except after the occurrence and during the continuance of a Dominion Event (as hereinafter defined). After the occurrence and during the continuance of a Dominion Event, Agent shall be entitled to deliver notice to any financial institution at which any Depository Account is maintained notifying such financial institution to comply with the instructions of Agent with respect to such Depository Account without further consent of the Companies. Following the delivery of such notice, upon direction of the Agent, all funds remaining on deposit in each Depository Account at the end of each Business Day shall be wire transferred to the Agent’s bank account in New York City for application against the Obligations owed by the Companies to the Agent and the Lenders in accordance with the terms hereof. The Companies shall provide the Agent with prior written notice of any and all deposit accounts opened or to be opened subsequent to the Closing Date. As used herein, Dominion Event means either (i) the occurrence and continuance of any Event of Default, or (ii) any time in which the Companies have Revolving Loans made to the Companies pursuant to Section 3 of this Agreement in the average amount outstanding of $3,000,000 or greater for a period of 15 consecutive days. For purposes of this Agreement, the occurrence of a Dominion Event shall be deemed continuing (i) until such Event of Default has been cured or waived, and/or (ii) the Companies have reduced Revolving Loans made pursuant to Section 3 of this Agreement to zero and said Revolving Loans have remained at zero for thirty (30) consecutive days.

     (b) All amounts received by the Agent in payment of Accounts will be credited to the Revolving Loan Account when the Agent is advised by its bank of its receipt of “collected funds” at the Agent’s bank account in New York City on the Business Day of such advice if advised no later than 11:00 a.m. Chicago time or on the next succeeding Business Day if so advised after 11:00 a.m. Chicago time. The Companies’ Revolving Loan Account will be charged monthly with the cost associated with one (1) Collection Day, provided, however, that if no Revolving Loan or advance under the Revolving Line of Credit has been made by Agent at any time during the preceding 30 day period, then no charge will be assessed or imposed by Agent for such month. No checks, drafts or other instrument received by the Agent shall constitute final payment to the Agent and/or the Lenders unless and until such instruments have actually been collected.”

     3. Conditions. The terms of Section 2 above shall become effective only when each of the following conditions have been completely satisfied as determined by Agent in its sole and absolute discretion:

     3.1 Amendment. Agent shall have received a counterpart of this Amendment executed by the Companies, the Guarantors and the Lenders.

     3.2 Representations and Warranties; No Default. As of the date of this Amendment, the representations and warranties contained herein and in the Financing Agreement shall be true and complete in all material respects (both immediately before and after giving effect to consummation of the transactions contemplated hereby), and no Default or Event of Default thereunder shall exist.

4. Representations, Warranties and Agreements of the Companies and the Agent.

     4.1 In order to induce the Agent and the Lenders to enter into this Amendment, the Companies (where appropriate) jointly and severally represent and warrant to the Agents and the Lenders that: (a) each of the Companies has full power, authority and legal right to execute, deliver and perform this Amendment, and the execution, delivery and performance hereof and thereof have been duly authorized by all necessary organizational action; (b) this Amendment has been duly executed and delivered by each of the Companies and constitutes the legal, valid and binding obligation of the each of the Companies, enforceable in accordance with its terms; (c) the execution and delivery of this Amendment by the Companies does not violate any term, provision or condition of, or constitute a default under, any loan agreement, mortgage, deed of trust, note, security agreement, pledge agreement, lease or indenture to which any of the Companies is a party or by which any of the Companies’ assets are bound.

     4.2 In addition to the representations and warranties set forth above, the Companies jointly and severally reaffirm and remake all representations and warranties made by the Companies in the Financing Agreement, effective as of the date of this Amendment, and the Companies hereby confirm that, as of the date hereof, (a) they have no offsets, counterclaims or defenses to the payment of the Obligations and (b) the Lenders and the Agent have fully performed their respective obligations under the Financing Agreement and the other Loan Documents.

     5. Reference to and Effect of Amendment; Reservation of the Agents’ and the Lenders’ Rights.

     5.1 Upon the effectiveness of this Amendment, (i) each reference in the Financing Agreement to “this Financing Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import, shall mean and be a reference to the Financing Agreement as amended hereby, (ii) each reference to the Financing Agreement in the Promissory Notes and in any other document, instrument or agreement executed and/or delivered by the Companies in connection with the Financing Agreement shall mean and be a reference to the Financing Agreement, as amended hereby, and (iii) each reference to the Promissory Notes, Guaranties, Security Agreements, and any other document, instrument or agreement executed and/or delivered by the Companies or Guarantors in connection with this Amendment shall mean and be a reference to such Promissory Notes, Guaranties, Security Agreements or any such other document, instrument or agreement, as amended in connection with this Amendment.

     5.2 Except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Financing Agreement, nor constitute a waiver of noncompliance with, or a modification of, any term or provision contained therein.

     5.3 Except as expressly modified by this Amendment, all of the terms and provisions of the Financing Agreement are and shall remain in full force and effect, and shall apply with such force and effect to this Amendment, and the Agent and the Lenders hereby expressly reserve all rights, remedies, powers and privileges contained in the Financing Agreement and in any other document executed and/or delivered by the Companies pursuant thereto.

     6. Governing Law. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS AND DECISIONS OF THE STATE OF ILLINOIS WHICH ARE APPLICABLE TO CONTRACTS THAT ARE NEGOTIATED, EXECUTED, DELIVERED AND PERFORMED SOLELY IN THE STATE OF ILLINOIS.

     7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

[Signature page follows]

[Signature page to Amendment No. 4]

COMPANIES:

NEWPORT STEEL CORPORATION,	KOPPEL STEEL CORPORATION,
a Kentucky corporation	a Pennsylvania corporation

By: /s/ Thomas J. Depenbrock	By: /s/ Thomas J. Depenbrock
Name: Thomas J. Depenbrock	Name: Thomas J. Depenbrock
Title: Vice President & Treasurer	Title: Vice President & Treasurer

AGENT and LENDERS:

THE CIT GROUP/BUSINESS CREDIT, INC.,
as Agent and a Lender

By: /s/ Jack A. Myers
Name: Jack A. Myers
Title: Vice President

LASALLE BUSINESS CREDIT, LLC,
as Lender

By: /s/ Susan M. Davis
Name: Susan M. Davis
Title: Vice President

     The undersigned Guarantors hereby acknowledge the foregoing amendments to the Financing Agreement, and confirm and agree with the Agent and the Lenders that the guaranty executed by the undersigned in connection with the Financing Agreement remains unmodified and in full force and effect notwithstanding such amendments, and that such guaranty shall continue to apply and extend to all loans made by the Lenders to the Companies under the Financing Agreement.

NS GROUP, INC., a Kentucky corporation

By:	/s/ Thomas J. Depenbrock Name: Thomas J. Depenbrock Title: Vice President & Treasurer Address: 530 W. Ninth Street Newport, Kentucky 41071

ERLANGER TUBULAR CORPORATION, an Oklahoma corporation

By:	/s/ Thomas J. Depenbrock Name: Thomas J. Depenbrock Title: Vice President & Treasurer Address: 530 W. Ninth Street Newport, Kentucky 41071

NORTHERN KENTUCKY MANAGEMENT, INC., a Kentucky corporation

By:	/s/ Thomas J. Depenbrock Name: Thomas J. Depenbrock Title: Vice President & Treasurer Address: 530 W. Ninth Street Newport, Kentucky 41071